EXHIBIT 32.02

  Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350


Pursuant to 18 U.S.C. Section 1350 and in connection with the quarterly report on Form 10-Q of Delta and Pine Land Company for the quarterly period ended May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned R. D. Greene, the Vice President-Finance, Treasurer, and Assistant Secretary hereby certifies the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta and Pine Land Company.


     Signature                  Title                                Date

/s/ R. D. Greene        Vice President - Finance,                July 11, 2005
---------------         Treasurer and Assistant Secretary
R. D. Greene            (Principal Financial and
                        Accounting Officer)